Exhibit 10(S)



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                           THE COSMETIC CENTER, INC.

                            STOCKHOLDERS' AGREEMENT

                                  BY AND AMONG

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                              ANITA J. WEINSTEIN,
                               MARK S. WEINSTEIN,
                              SUSAN K. MAGENHEIM,
                      WEINSTEIN FAMILY LIMITED PARTNERSHIP

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                                      AND

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                      REVLON CONSUMER PRODUCTS CORPORATION

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                         DATED AS OF NOVEMBER 27, 1996


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                            STOCKHOLDERS' AGREEMENT

     This STOCKHOLDERS' AGREEMENT (this "Agreement") is entered into as of November 27, 1996 by and among Anita J. Weinstein, Mark S. Weinstein, Susan K. Magenheim, Weinstein Family Limited Partnership, a Maryland limited partnership ("Weinstein Family Limited Partnership" and, together with Susan K. Magenheim, Anita J. Weinstein and Mark S. Weinstein, the "Principal Stockholders") and Revlon Consumer Products Corporation, a Delaware corporation ("Revlon"). Unless otherwise defined herein, capitalized terms shall have the meanings set forth in
Section 9 hereof or in the Merger Agreement (as defined).

     WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among the Company, Revlon and Prestige Fragrance & Cosmetics, Inc., a Delaware corporation and a wholly owned subsidiary of Revlon ("PFC"), PFC will be merged with and into the Company and the Company will continue as the surviving corporation (the "Surviving Corporation") (the transactions contemplated by the Merger Agreement are referred to herein as the "Merger"); and

     WHEREAS, the parties agree, as a condition to entering into the Merger Agreement, to enter into this Agreement;

     NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, Revlon and the Principal Stockholders hereby agree as follows:

     SECTION 1. CASH ELECTION. Each of the Principal Stockholders hereby agrees
(a) to make a Cash Election, as contemplated by Section 2.03 of the Merger Agreement, with respect to each share of Class A common stock, par value $.01 per share, of the Company (the "Class A Common Stock"), held by such Principal Stockholder, and each share of Class B common stock, par value $.01 per share, of the Company (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), held by such Principal Stockholder, and (b) to make an Option Cash Election, as contemplated by Section 2.06 of the Merger Agreement, with respect to each stock option held by such Principal Stockholder that is exercisable for any class of securities of the Company at an exercise price of less than $7.63 per share.

     SECTION 2. CANCELLATION OF OPTIONS. The Principal Stockholders hereby agree to cancel, at or prior to the Effective Time, all outstanding stock options held by the Principal Stockholders having an expiration date of January 15, 1997 and exercisable for an aggregate of 20,000 shares of Common Stock.

     SECTION 3. EXCLUSIVITY AND BREAK-UP EXPENSES AND FEES. Until the Merger is consummated in accordance with the terms of the Merger Agreement, or such earlier time as the Merger Agreement is terminated in accordance with its terms:

     (a)(i) None of the Principal Stockholders shall, and each of the Principal Stockholders shall ensure that none of its respective representatives or agents shall, after the date hereof, directly or indirectly, solicit or engage in negotiations with or provide any information to, or otherwise cooperate with, any person or entity that seeks to acquire or expresses an interest in acquiring all or any substantial part of any class of the securities, business or assets of the Company or any subsidiary thereof, or for the purpose of otherwise effecting any transaction or business combination inconsistent with the Merger, and none of the Principal Stockholders shall, and each of the Principal Stockholders shall ensure that none of its respective representatives or agents shall, enter into any agreement with or grant any proxy, option or other similar right to any third person or entity in connection with any transaction or business combination inconsistent with the Merger; PROVIDED, HOWEVER, that nothing contained in this Section 3(a) or elsewhere herein shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal in writing to acquire the Company, whether by merger, consolidation, or stock acquisition, or substantially all of the assets of the Company on terms which, in the exercise of their fiduciary duty after the consideration of advice from the Company's legal and financial advisors, a majority of the Company's directors determines is likely to be more beneficial to each of the holders of the Company's Common Stock than the Merger, and PROVIDED FURTHER, that the Company's legal and financial advisors may engage in discussions regarding such written offer to clarify the terms of such offer for the purpose of rendering the advice referred to above to the Board of Directors of the Company, in each case, PROVIDED that, the Company and its advisors, prior to furnishing such information to, or entering into discussions or negotiations with, such a person or entity, shall provide written notice to Revlon to the effect that the Company is furnishing information to, or entering into discussions with, such a person or entity, and shall keep Revlon informed of the status (including the identity of such person or entity and the terms of any proposal) of such discussions or negotiations. Nothing in this Section 3(a) shall (A) permit the Principal Stockholders to terminate this Agreement, (B) permit the Principal Stockholders to enter into any agreement with respect to a Stockholder Alternate Transaction prior to the termination of the Merger Agreement in accordance with its terms or (C) affect any other obligation of any party under this Agreement.

     (ii) None of the Principal Stockholders shall sell, pledge, agree to sell or pledge or otherwise dispose of any of its shares of any class of securities of the Company to any third person and, with respect to any Stockholder Alternate Transaction or

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any Cosmetic Center Alternate Transaction, each of the Principal Stockholders shall vote all of its shares against any such Stockholder Alternate Transaction or Cosmetic Center Alternate Transaction, as the case may be, and, if available, exercise appraisal rights with respect to its shares.

     (iii) Each of the Principal Stockholders shall cause a legend to be stamped or printed on each certificate representing shares of any class of securities of the Company owned by such Principal Stockholder indicating that such shares are subject to the terms of this Agreement.

     (b) If (i) any Stockholder Triggering Event or Cosmetic Center Triggering Event occurs prior to the termination of the Merger Agreement in accordance with its terms or (ii) any Stockholder Alternate Transaction or Cosmetic Center Alternate Transaction is consummated during the 90-day period immediately following the later of (A) the Drop Dead Date and (B) the termination of the Merger Agreement in accordance with its terms, unless the Merger Agreement is terminated by Revlon (other than due to a material breach by the Company of its obligations under the Merger Agreement or due to a material breach of this Agreement by the Principal Stockholders) or as a result of the failure of a condition to either party's obligation to close under the Merger Agreement (other than due to a material breach by the Company of its obligations under the Merger Agreement or due to a material breach of this Agreement by the Principal Stockholders) (the later of (A) and (B) being the "Company Termination Date"), the Principal Stockholders jointly and severally agree to pay to Revlon within two business days after such event the Revlon Expense Reimbursement Fee (without duplication of any amounts paid to Revlon by the Company pursuant to Section 8.02(b) of the Merger Agreement).

     (c) The Principal Stockholders shall advise Revlon of the receipt of any proposal for a Stockholder Alternate Transaction and the details thereof within 48 hours of the receipt thereof, and none of the Principal Stockholders shall act with respect to such proposal for three business days after the delivery of such notice to Revlon. Nothing in this Section 3 shall be deemed to limit in any way the claims Revlon may have at law or equity with respect to any breach by the Principal Stockholders of their obligations under this Agreement.

     (d) If the Company shall consummate any Cosmetic Center Alternate Transaction or any Principal Stockholder shall consummate any Stockholder Alternate Transaction at any time prior to the Company Termination Date or during the 90-day period immediately following the Company Termination Date, the Principal Stockholders jointly and severally agree to pay to Revlon upon the date of consummation of such Cosmetic Center Alternate Transaction or such Stockholder Alternate Transaction, as the case may be, the Principal Stockholders Break-Up Fee.

     (e) If (i) at a meeting of the stockholders of the Company held for the purpose of voting on the Merger, the Principal Stockholders do not vote in favor of the Merger or (ii) the Principal Stockholders vote in favor of any Stockholder Alternate Transaction or any Cosmetic Center Alternate Transaction at any time prior to the Company Termination Date, the Principal Stockholders jointly and severally agree to pay to Revlon within two days after the date of such vote of the stockholders of the Company a fee of $1 million; PROVIDED, HOWEVER, that if the Principal Stockholders Break-Up Fee is payable subsequently, the $1 million fee payable pursuant to this Section 3(e) shall be credited against such Principal Stockholders Break-Up Fee.

     SECTION 4. PRINCIPAL STOCKHOLDERS' REPRESENTATIONS. The Principal Stockholders, jointly and severally, represent and warrant to Revlon as follows:

     (a) ORGANIZATION AND AUTHORIZATION OF WEINSTEIN FAMILY LIMITED PARTNERSHIP. Weinstein Family Limited Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite partnership power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted. Weinstein Family Limited Partnership has full partnership power and authority to execute and deliver this Agreement and to consummate the transaction contemplated hereby.

     (b) VALIDITY OF AGREEMENT. This Agreement has been duly executed and delivered by each of the Principal Stockholders and, assuming due and valid authorization, execution and delivery by Revlon, is a valid and binding obligation of each of the Principal Stockholders enforceable against each of them in accordance with its terms.

     (c) CONSENTS AND APPROVALS; NO VIOLATIONS. Neither the execution, delivery or performance of this Agreement and the agreements referred to herein or contemplated hereby by the Principal Stockholders, nor the consummation by the Principal Stockholders of the transactions contemplated hereby or thereby (including the Merger), nor compliance by the Principal Stockholders with any of the provisions hereof or thereof, will (i) require any filing, notice, declaration or registration to or with, or any permit, authorization, consent or approval of, any federal, state, local or foreign court, arbitral, tribunal, administrative agency or commission or other governmental or other regulatory authority, body or agency (collectively "Approvals"),

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except as set forth in the Merger Agreement or in the Company Disclosure
Schedule, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument, obligation or commitment to which any of the Principal Stockholders is a party or by which any of them or any of their respective properties or assets may be bound (including, in the case of Weinstein Family Limited Partnership, the partnership agreement thereof) or (iii) violate any order, writ, injunction, judgment, decree, settlement, law, statute, rule, regulation or requirement or other governmental approval or authorization (whether federal, state, local or foreign) applicable to any of the Principal Stockholders or any of their respective businesses, properties or assets, except, in the case of clauses (i), (ii) and (iii), where such failure to obtain Approvals or such violations, breaches or defaults would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company or the ability of the Principal Stockholders to perform their obligations under this Agreement and the agreements referred to herein or contemplated hereby.

     (d) OWNERSHIP OF SHARES. Anita J. Weinstein, Mark S. Weinstein, Susan K. Magenheim and Weinstein Family Limited Partnership own 49,544, 88,223, 21,573 and 473,728 Class A Shares, respectively, and 1,020,539, 238,489, 133,695 and 0
Class B Shares, respectively. All of such Shares are owned of record and beneficially by such respective Principal Stockholder, free and clear of all Liens. Other than this Agreement, none of the Principal Stockholders is a party to any voting trust, proxy or other agreement, understanding or restriction with respect to such Shares or the voting thereof.

     SECTION 5. REVLON REPRESENTATIONS. Revlon represents and warrants to the Principal Stockholders as follows:

     (a) VALIDITY OF AGREEMENT. This Agreement has been duly executed and delivered by Revlon and, assuming due and valid authorization, execution and delivery by each of the Principal Stockholders, is a valid and binding obligation of Revlon enforceable against Revlon in accordance with its terms.

     (b) CONSENTS AND APPROVALS; NO VIOLATIONS. Neither the execution, delivery or performance of this Agreement and the agreements referred to herein or contemplated hereby by Revlon, nor the consummation by Revlon of the transactions contemplated hereby or thereby (including the Merger), nor compliance by Revlon with any of the provisions hereof or thereof, will (i) require any Approvals, except as set forth in the Merger Agreement or in the PFC Disclosure Schedule, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument, obligation or commitment to which Revlon or PFC is a party or by which either of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, judgment, decree, settlement, law, statute, rule, regulation or requirement or other governmental approval or authorization (whether federal, state, local or foreign) applicable to Revlon or PFC or any of their respective businesses, properties or assets, except, in the case of clauses (i), (ii) and (iii), where such failure to obtain Approvals or such violations, breaches or defaults would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on PFC or the ability of Revlon to perform its obligations under this Agreement and the agreements referred to herein or contemplated hereby.

     SECTION 6. REGISTRATION RIGHTS. Revlon hereby agrees to cause the Surviving Corporation to enter in a registration rights agreement with the Principal Stockholders (the "Principal Stockholder Registration Rights Agreement") which registration rights agreement shall include provisions to the following effect and registration procedures substantially similar to those set forth in the Parent Registration Rights Agreement.

     (a) PIGGYBACK REGISTRATION RIGHTS. Whenever the Surviving Corporation proposes to register any Subject Securities under the Securities Act of 1933, as amended (the "Act"), and the registration form to be used may be used for the registration of the Registrable Securities (other than a registration statement on Form S-8 or any similar successor form) (a "Piggyback Registration"), the Surviving Corporation shall give written notice to the Principal Stockholders, at least 20 days prior to the anticipated filing date, of its intention to effect such a registration, which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will, subject to Section 6(c), include in such Piggyback Registration all Registrable Securities held by the Principal Stockholders with respect to which the Surviving Corporation has received written requests for inclusion therein within 20 days after the delivery of such notice; PROVIDED, HOWEVER, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Surviving Corporation shall determine for any reason not to register

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or to delay registration of such securities, the Surviving Corporation may, at its election, give written notice of such determination to each Principal Stockholder and, thereupon, (A) in the case of a determination not to register, the Surviving Corporation shall be relieved of its obligation to register any Registrable Securities under this Section 6(a) in connection with such registration (but not from its obligation to pay the registration expenses incurred in connection therewith) and (B) in the case of a determination to delay registering, the Surviving Corporation shall be permitted to delay registering any Registrable Securities under this Section 6(a) during the period that the registration of such other securities is delayed. The Surviving Corporation further agrees to supplement or amend a Registration Statement if required by applicable laws, rules or regulations or by the instructions applicable to the registration form used by the Surviving Corporation for such Registration Statement. Each Principal Stockholder shall be permitted to withdraw all or any part of such Principal Stockholder's Registrable Securities from a registration at any time prior to the effective date of the Registration Statement by notifying the Surviving Corporation of such withdrawal not later than five business days prior to such effective date, PROVIDED that the Surviving Corporation has given the Principal Stockholders sufficient prior notice of the anticipated effective date to enable the Principal Stockholders to exercise such withdrawal rights. Any Principal Stockholder who withdraws any such securities from a registration pursuant to the preceding sentence shall pay to the Surviving Corporation any incremental expenses of such registration specifically attributable to the withdrawal of such Principal Stockholder's Registrable Securities. Registrable Securities with respect to which such request for registration has been received will be registered by the Surviving Corporation and offered to the public in a Piggyback Registration pursuant to this Section 6 on the terms and conditions at least as favorable as those applicable to the registration of Subject Securities to be sold by the Surviving Corporation and by any other person selling under such Piggyback Registration.

     (b) DEMAND REGISTRATION RIGHTS.

     (i) RIGHT TO DEMAND BY THE INVESTORS. On any one occasion after the date hereof, Principal Stockholders holding at least 25% of all Shares held by the Principal Stockholders (a "Demanding Group") may make a written request of the Surviving Corporation for registration with the Commission, under and in accordance with the provisions of the Act, of all or part of the Registrable Securities held by the Principal Stockholders (a "Demand Registration"); PROVIDED, HOWEVER, that (1) the Surviving Corporation shall not be required to effect such Demand Registration unless the aggregate fair market value of securities requested to be included in such Demand Registration pursuant to this subsection (b)(i) and any similar registration rights granted to any person or entity after the date hereof exceeds $5 million, (2) the Surviving Corporation may, if its Board of Directors determines in the exercise of its reasonable good faith judgment that to effect such Demand Registration at such time would have a material adverse effect on the Surviving Corporation or would require the disclosure in such Demand Registration of an action (including an acquisition, disposition, merger, recapitalization, consolidation, reorganization or similar transaction relating to or involving the Surviving Corporation or any of its subsidiaries) or an event and such disclosure would be materially detrimental to the Surviving Corporation, defer such Demand Registration for a single period not to exceed 90 days; PROVIDED, FURTHER, that the Surviving Corporation may exercise such deferral right only once during any 12-month period. If the Surviving Corporation elects to defer any Demand Registration pursuant to the terms of the proviso to the immediately preceding sentence, the request made by the Demanding Group shall be automatically withdrawn without further action on the part of the Demanding Group and no Demand Registration shall be deemed to have occurred for purposes hereof. Within 20 business days after receipt of the request for a Demand Registration, the Surviving Corporation shall send written notice of such registration request and its intention to comply therewith to each of the other Principal Stockholders and, subject to Section 6(c), the Surviving Corporation shall include in such registration all Registrable Securities of such Principal Stockholders with respect to which the Surviving Corporation has received written requests for inclusion therein within 10 business days after the delivery of such notice. All requests made pursuant to this subsection (b)(i) will specify the aggregate number of Registrable Securities requested to be registered and will also specify the intended methods of disposition thereof.

     (ii) NUMBER OF DEMAND REGISTRATIONS. The Principal Stockholders shall be entitled to one Demand Registration, and the expenses thereof (except fees and expenses of counsel for the Principal Stockholders and underwriting discounts and commissions, if any) shall be borne by the Surviving Corporation. A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective by the Commission and maintained continuously effective for a period of at least six months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration (the "Effectiveness Period"). Notwithstanding the foregoing, if at any time the Board of Directors of the Surviving Corporation determines in the exercise of its reasonable good faith judgment that maintaining the effectiveness of the Demand Registration at such time would have a material adverse effect on the Surviving Corporation or would require the disclosure in such Demand Registration of an action (including an acquisition, disposition, merger, recapitalization, consolidation, reorganization or similar transaction relating to or involving the

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Surviving Corporation or any of its subsidiaries) or an event and such disclosure would be materially detrimental to the Surviving Corporation, the Surviving Corporation may allow the Demand Registration to fail to be effective and usable as a result of such nondisclosure for up to 30 days during the Effectiveness Period, but in no event for any period in excess of 15 consecutive days, provided that the Effectiveness Period shall be extended by the number of days during the Effectiveness Period that the Demand Registration shall have failed to be effective by reason of this subsection (b)(ii).

     (c) PRIORITY ON REGISTRATIONS. If in any Registration, the managing underwriter or underwriters thereof advise the Surviving Corporation in writing that, in its or their reasonable opinion, or, in the case of Registration not being underwritten, the Surviving Corporation shall reasonably determine that, after consultation with an investment banking firm of nationally recognized standing, the total number of securities proposed to be sold in such Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering (including any impact on the selling price or the number of shares that any participant may sell), the Surviving Corporation will include in such Registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters or investment banking firm, as the case may be, can be sold without having a material adverse effect on the success of the offering, in the following order of priority:

     (i) if the Surviving Corporation is registering securities pursuant to a demand made by any person having demand registration rights (pursuant to the Principal Stockholder Registration Rights Agreement, the Parent Registration Rights Agreement or otherwise),

          (A) FIRST, the securities the person making such demand proposes to sell in such registration,

          (B) SECOND, the securities requested to be included in such Registration by the Surviving Corporation or by any other person or entity granted piggyback registration rights (pursuant to the Principal Stockholder Registration Rights Agreement, the Parent Registration Rights Agreement or otherwise), except to the extent that the piggyback registration rights granted to such person provide that securities to be included by the Company or by any other holder of piggyback registration rights shall have priority over the securities to be included by such person, and

          (C) THIRD, the securities requested to be included in such Registration by any person granted piggyback registration rights, the terms of which provide that securities to be included by the Company or by any other holder of piggyback registration rights shall have priority over the securities to be included by such person;

     (ii) in any other event,

          (A) FIRST, the securities the Surviving Corporation proposes to sell in such registration,

          (B) SECOND, the securities requested to be included in such registration by any person or entity granted piggyback registration rights (pursuant to the Principal Stockholder Registration Rights Agreement, the Parent Registration Rights Agreement or otherwise), except to the extent that the piggyback registration rights granted to such person provide that securities to be included by the Company or by any other holder of piggyback registration rights shall have priority over the securities to be included by such person, and

          (C) THIRD, the securities requested to be included in such Registration by any person granted piggyback registration rights, the terms of which provide that securities to be included by the Company or by any other holder of piggyback registration rights shall have priority over the securities to be included by such person.

     To the extent that the privilege of including securities in any Registration must be allocated among the parties pursuant to clauses (i)(B),
(i)(C), (ii)(B) or (ii)(C) above, the allocation shall be made pro rata based on the number of securities that each such participant shall have requested to include therein.

     (d) NO INCONSISTENT AGREEMENTS. The Surviving Corporation will not enter into any agreement with respect to its securities that is inconsistent with the rights granted in, or otherwise conflicts with the provisions of, this Section 6.

     SECTION 7. GOVERNANCE. (a) The Principal Stockholders hereby agree for three years from the date of the consummation of the Merger to vote all of their shares of Class C Common Stock in favor of Revlon's nominees for director (including any "independent" directors required by the Nasdaq Stock Market) for a number of seats on the Board of Directors so that Revlon shall at all times maintain representation on the Board of Directors equal to Revlon's percentage of ownership of Class C Common Stock (but in no event shall such number be less than seven, which shall include two independent directors); and (b) Revlon hereby agrees, for three years from the date of the consummation of the Merger, to vote its shares of Class C Common Stock in favor of the Principal Stockholders' nominees for director for a number of seats on the Board of Directors so that the Principal Stockholders shall at all times maintain representation on the Board of Directors equal to their aggregate

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percentage of ownership of Class C Common Stock after giving effect to the Cash
Election (but in no event shall such number be less than one nor more than two).

     SECTION 8. MISCELLANEOUS.

     (a) ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, other than the Confidentiality Agreement and the Merger Agreement, and (ii) shall not be assigned by operation of law or otherwise, except that (A) this Agreement may be assigned by Revlon to the extent assignment of the Merger Agreement by Revlon is permitted by the terms thereof and (B) to the extent any Registrable Securities held by any Principal Stockholder are assigned to any Permitted Transferee, such Permitted Transferee shall be entitled to the benefits granted to the Principal Stockholders in
Section 6 and in the Principal Stockholder Registration Rights Agreement, PROVIDED that such Permitted Transferee agrees in writing, in form and substance reasonably satisfactory to Revlon, to be bound by the provisions of this Agreement as if it were a Principal Stockholder.

     (b) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     (c) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

     (i) If to the Principal Stockholders at:

        The Cosmetic Center, Inc.
        8839 Greenwood Place
        Savage, Maryland 20763
        Attention: Mark S. Weinstein

     with copies to:

        Arent Fox Kintner Plotkin & Kahn
        1050 Connecticut Avenue, N.W.
        Washington, D.C. 20036-5339
        Attention: Carter Strong

     and to:

        Swidler & Berlin
        3000 K Street, N.W., Suite 300
        Washington, D.C. 20007-5116
        Attention: Morris F. DeFeo, Jr.

     (ii) If to Revlon at:

        Revlon Consumer Products Corporation
        625 Madison Avenue
        New York, New York 10022
        Attention: Vice President and Secretary

     with copies to:

        Latham & Watkins
        885 Third Avenue
        New York, New York 10022
        Attention: Steven Della Rocca

     (d) CAPACITY OF PRINCIPAL STOCKHOLDERS. The parties hereto acknowledge and agree that each of Anita J. Weinstein, Mark S. Weinstein and Susan K. Magenheim is entering into this Agreement solely in such Principal Stockholder's capacity as a stockholder of the Company and not in his or her capacity as a director, officer or other employee of the Company. The

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execution and delivery of this Agreement by each of such Principal Stockholders shall in no way alter or impair such Principal Stockholder's duties or obligations to the Company as a director, officer or other employee of the Company.

     (e) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     (f) DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (g) PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     (i) OBLIGATIONS JOINT AND SEVERAL. All obligations and agreements of each Principal Stockholder set forth herein shall be the joint and several obligations and agreements of all of the Principal Stockholders.

     (j) INTERPRETATION.

     (i) The words "hereof," "herein" and "hereunder" and words of similar import, unless otherwise specifically provided, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     (ii) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (iii) References to "Sections" are to Sections of this Agreement unless otherwise specifically provided.

     (iv) Unless the context clearly requires otherwise, the term "including" is not limiting.

     SECTION 9. DEFINITIONS.

     The following terms, as used herein, have the following respective meanings:

     CLASS C COMMON STOCK means the Class C common stock, par value $.01 per share, of the Company.

     COMMISSION means the Securities and Exchange Commission.

     COMPANY means The Cosmetic Center, Inc., a Delaware corporation.

     PERMITTED TRANSFEREE means, with respect to any Principal Stockholder, any other Principal Stockholder, any immediate family member of such Principal Stockholder and any trust for the sole benefit of such Principal Stockholder or any Permitted Transferee.

     PRINCIPAL STOCKHOLDERS BREAK-UP FEE means, with respect to any Cosmetic Center Alternate Transaction or any Stockholder Alternate Transaction, 25% of the difference between (a) the value of all consideration paid to the Principal Stockholders in such Cosmetic Center Alternate Transaction or such Stockholder Alternate Transaction, as the case may be, with respect to all of their shares and (b) the product of (i) the number of shares of Common Stock held by the Principal Stockholders and (ii) $7.63. For purposes of this definition, any non-cash consideration paid to the Principal Stockholders in such Cosmetic Center Alternate Transaction or such Stockholder Alternate Transaction, as the case may be, shall be valued (as of the date of the consummation of such Cosmetic Center Alternate Transaction or such Stockholder Alternate Transaction, as the case may be) at (a) if such consideration is in the form of securities listed on a national stock exchange or qualified for trading on NASDAQ, the closing price of such securities on such date on the principal national stock exchange on which such securities are listed or the last trade on NASDAQ on such date, as the case may be, and (b) with respect to all other consideration, at the fair market value thereof (as determined by a nationally recognized investment banking firm selected by the Principal Stockholders and reasonably acceptable to Revlon).

     REGISTRABLE SECURITIES means the Shares, but with respect to any Share, only until such time as such Share (a) has been effectively registered under the Act and disposed of in accordance with the Registration Statement covering it or
(b) has been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Act or may be sold to the public pursuant to Rule 144(k) under the Act.

     REGISTRATION means a Piggyback Registration or a Demand Registration.

     REGISTRATION STATEMENT means any registration statement of the Surviving Corporation filed pursuant to the Securities Act and which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including a prospectus and any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

     REVLON EXPENSE REIMBURSEMENT FEE means an amount in immediately available funds equal to the documented fees and expenses (up to a maximum of $1 million) incurred since June 1, 1996 (including after the date hereof) by Revlon and its representatives and agents in connection with the due diligence, preparation and negotiation of legal documents, and preparation of financial statements of PFC related to the Merger (including legal, tax and accounting fees (other than accounting fees to the extent attributable to the audit of PFC's financial statements) and disbursements).

     SHARES means the shares of Class C Common Stock held by the Principal Stockholders after giving effect to the Merger and the Cash Election.

     STOCKHOLDER ALTERNATE TRANSACTION shall have occurred if any of the Principal Stockholders sells or agrees to sell any shares of any class of the outstanding equity securities or securities convertible into equity securities of the Company to any person or group other than Revlon or its affiliates.

     STOCKHOLDER TRIGGERING EVENT shall have occurred if any of the Principal Stockholders shall breach in any material respect any of its obligations under this Agreement or the Company shall breach in any material respects any of its obligations under the Merger Agreement.

     SUBJECT SECURITIES means Class C Common Stock, or securities convertible into, or exercisable or exchangeable for, Class C Common Stock.

     IN WITNESS WHEREOF, the parties have executed this Stockholders' Agreement as of the date first above written.

                                         /s/      ANITA J. WEINSTEIN
                                            ------------------------------
                                                  ANITA J. WEINSTEIN

                                         /s/      MARK S. WEINSTEIN
                                            ------------------------------
                                                  MARK S. WEINSTEIN

                                         /s/      SUSAN K. MAGENHEIM
                                            ------------------------------
                                                  SUSAN K. MAGENHEIM

                                         WEINSTEIN FAMILY LIMITED PARTNERSHIP

                                         By: /s/  MARK S. WEINSTEIN
                                            ------------------------------
                                                  Name: Mark S. Weinstein
                                                  Title: General Partner

                                         REVLON CONSUMER PRODUCTS CORPORATION

                                         By: /s/  JERRY W. LEVIN
                                            ------------------------------
                                                  Name: Jerry W. Levin
                                                  Title: Chief Executive Officer

                                       8